UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Financial Institutions, Inc.

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FINANCIAL INSTITUTIONS, INC.

220 Liberty Street

Warsaw, New York 14569

(585) 786-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 7, 2014

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held at the Woodcliff Hotel & Spa, 199 Woodcliff Drive, Fairport, New York 14450 on Wednesday, May 7, 2014, at 10:00 a.m. (the “Annual Meeting”) for the following purposes:

1.	Elect as directors the five nominees named in the attached Proxy Statement (Proposal 1);

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2);

3.	Conduct an advisory vote to approve the compensation of our named executive officers (Proposal 3); and

4.	Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The record date for the Annual Meeting is March 13, 2014. Only our shareholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2013 is being mailed with this Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy card or the voting instructions provided by your broker.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be held on May 7, 2014

Our Proxy Statement is attached. Financial and other information concerning our company is contained in our Annual Report to Shareholders for the year ended December 31, 2013 (“annual report”). Pursuant to rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Proxy Statement, annual report and a proxy card, and by notifying you of the availability of these proxy materials on the Internet. This Proxy Statement and our annual report are available on our corporate website at asm.fiiwarsaw.com.

By Order of the Board of Directors

Sonia M. Dumbleton

Corporate Secretary

Warsaw, New York

March 31, 2014

FINANCIAL INSTITUTIONS, INC.

220 Liberty Street

Warsaw, New York 14569

(585) 786-1100

PROXY STATEMENT

INTRODUCTION

The Financial Institutions, Inc. Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Financial Institutions, Inc. Annual Meeting of Shareholders (the “meeting”) and any adjournments thereof. The notice of meeting of shareholders, this Proxy Statement and the enclosed form of proxy are first being mailed to our shareholders on or about March 31, 2014. In this Proxy Statement, we may also refer to Financial Institutions, Inc. and its subsidiaries as “Financial Institutions,” the “Company,” “we,” “our” or “us”.

Financial Institutions is the holding company for Five Star Bank. In this Proxy Statement, we may also refer to Five Star Bank as the “Bank”.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES

What are the date, time and place of the meeting?

Date:	May 7, 2014
Time:	10:00 a.m., local time
Place:	Woodcliff Hotel & Spa
199 Woodcliff Drive
Fairport, NY 14450

What matters are to be voted upon at the meeting?

Three proposals are scheduled for a vote:

•	Election as directors of the five nominees named in this Proxy Statement, four directors will be elected for a term of three years and one director will be elected for a two year term;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Approval, on an advisory basis, of the compensation of our named executive officers.

As of the date of this Proxy Statement, these three proposals are the only matters that our Board of Directors intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;

•	FOR the ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm; and

•	FOR the proposal to approve (on an advisory basis) the compensation of our named executive officers.

Who can vote at the meeting?

Our shareholders of record as of the close of business on March 13, 2014 are entitled to vote at the meeting. On that date, there were 13,848,258 shares of our common stock (each, a share) outstanding and entitled to vote.

How many shares must be present to conduct the meeting?

We must have a “quorum” present in person or by proxy to hold the meeting. A quorum is a majority of the shares entitled to vote. Proxies received but marked as abstentions and broker non-votes, which are described below, will be counted for the purpose of determining the existence of a quorum. An inspector of elections appointed for the meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the meeting.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other intermediary, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner, you have the right to direct your broker or other intermediary on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker or other intermediary that holds your shares, giving you the right to vote your shares at the meeting. Your broker or other intermediary has provided you with instructions regarding how to direct the voting of your shares. If you do not instruct your broker how to vote, your broker will only be permitted to vote for Proposal 2 at the meeting.

How do I vote before the meeting?

If you are a record holder, you may vote your shares by mail by completing, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone or by Internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan (which we refer to as the “Plan”), whose accounts hold shares of our common stock and who complete and return a proxy card, direct the trustee of the Plan to vote the shares allocated to their 401(k) plan account as indicated in the proxy card at the meeting. Any common shares in a 401(k) plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose accounts hold common shares.

With respect to the election of directors (Proposal 1), you may either vote for all the nominees to the Board of Directors, withhold authority to vote for any nominee(s) you specify or you may withhold authority to vote for all of the nominees as a group. For the ratification of the independent registered public accounting firm (Proposal 2) and the advisory vote on the compensation of our named executive officers (Proposal 3) you may vote for, against or abstain from voting.

May I vote at the meeting?

Yes, you may vote your shares at the meeting if you attend in person. If your shares are held by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming (1) your beneficial ownership of the shares, (2) that the broker, bank, or other nominee is not voting the shares at the meeting, and (3) granting you a legal proxy to vote the shares in person or at the meeting. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person. For information on how to obtain directions to the meeting, please contact us at (585) 786-1100.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

How many votes do I have?

Each share that you own as of the close of business on March 13, 2014 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on March 13, 2014, there were 13,848,258 shares outstanding.

May I change my vote after I submit my proxy?

Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. If you are a record holder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Financial Institutions in writing before the meeting that you have revoked your proxy; or

•	voting in person at the meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

How are my shares voted if I submit a proxy but do not specify how I want to vote?

If you submit a properly executed proxy card and specify how you want to vote, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the nominees for director named in this Proxy Statement;

•	FOR the ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm; and

•	FOR the proposal to approve (on an advisory basis) the compensation of our named executive officers.

What is a broker non-vote?

If you are a beneficial owner whose shares of record are held by a broker, you must instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to NASDAQ-listed companies, brokers have the discretion to vote on routine matters such as Proposal 2, but do not have discretion to vote on non-routine matters such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card you receive from your broker. Please return your voting instruction card to your broker and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

What vote is required to elect directors?

The five nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. This number is a plurality. Withheld votes and broker non-votes (defined above) will have no effect on the outcome of the voting to elect directors. The Board of Directors believes that the nominees will be available and able to serve as directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

What vote is required to ratify the appointment of KPMG as our independent registered public accounting firm?

In order for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 to be approved, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal.

What vote is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers?

This matter is being submitted to enable our shareholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers. In order to be approved on an advisory, non-binding basis, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal. Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Although the advisory vote on the compensation of our named executive officers is non-binding, our Management Development and Compensation Committee will review the results of the vote and evaluate whether any actions are necessary to address such results.

Who pays for the solicitation of proxies?

We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

How can I find out the results of the voting at the meeting?

We will announce preliminary results at the meeting. We will report final results of the votes at the meeting in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at our 2015 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 1, 2014. Such proposals also must comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder proposal intended to be brought before the annual meeting of shareholders that is not intended to be included in our proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the shareholder must provide the information required by our By-laws and give timely notice to our Corporate Secretary in accordance with our By-laws. In general, our By-laws require that the notice be received by our Corporate Secretary no later than 60 days and not more than 90 days prior to the scheduled date of the 2015 annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 13, 2014, the beneficial ownership of shares of Financial Institutions, Inc. common stock by (a) each shareholder known to us to beneficially own more than 5% of our common stock, (b) all current directors and nominees, (c) all present named executive officers, and (d) all of our current directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 13, 2014.

Name	Number of shares beneficially owned		Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of March 13, 2014	Percent of outstanding common stock(1)
Wellington Management Company, LLP	1,040,858	(2)	—	7.52%
BlackRock, Inc.	876,726	(3)	—	6.33%
Directors(4):
Karl V. Anderson, Jr.	15,208		6,400	*
John E. Benjamin	24,900		8,200	*
Martin K. Birmingham	63,193		7,746	*
Barton P. Dambra	23,865	(5)	7,200	*
Andrew W. Dorn, Jr.	4,500		—	*
Robert M. Glaser	1,000		—	*
Samuel M. Gullo	20,081		8,200	*
Susan R. Holliday	22,432		8,000	*
Peter G. Humphrey	328,342	(6)	—	2.37%
Erland E. Kailbourne	37,002		6,367	*
Robert N. Latella	17,396		7,148	*
James L. Robinson	16,607		4,200	*
James H. Wyckoff	425,885	(7)	8,200	3.07%
Named executive officers who are not Directors(4):
Richard J. Harrison	42,090		4,923	*
Jeffrey P. Kenefick	14,109		5,000	*
Kevin B. Klotzbach	23,768		5,703	*
Kenneth V. Winn	16,364		4,000
Directors and executive officers as a group (21 persons)	1,137,283		105,328	8.15%

*	Denotes less than 1%
(1)	Calculated based on Rule 13d-3(d)(i) using the number of outstanding shares of common stock as of March 13, 2014.
(2)	Based on information set forth in Amendment number 1 to Schedule 13G filed with the SEC on February 14, 2014 by Wellington Management Company, LLP, reporting beneficial ownership in the following manner: sole voting power, 0 shares; shared voting power, 810,427 shares; sole dispositive power, 0 shares; and shared dispositive power, 1,040,858 shares. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.
(3)	Based on information set forth in Amendment number 4 to Schedule 13G filed with the SEC on January 29, 2014 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 848,464 shares; shared voting power, 0 shares; sole dispositive power, 876,726 shares; and shared dispositive power, 0 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(4)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person. Includes only those stock options that are exercisable within 60 days of March 13, 2014.
(5)	Includes 1,000 shares held by Mr. Dambra’s spouse.
(6)	Includes 10,000 shares held by trusts over which Mr. Humphrey, as trustee, exercises voting and dispositive power, 20,400 shares owned by Mr. Humphrey’s spouse, and 54,600 shares held in trust for Mr. Humphrey’s son.
(7)	Includes 66,995 shares held by Mr. Wyckoff’s spouse.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our by-laws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term of three years and until their successors have been elected and qualified. The Board of Directors is authorized by our bylaws to fix, from time to time, the number of directors that constitute the whole Board of Directors. The Board size has been set at eleven members. Barton P. Dambra, whose term expires in 2014, has elected to retire as a Director and is not standing for re-election. Peter G. Humphrey, whose term expires in 2014, was not nominated for re-election. Accordingly, Messrs. Dambra and Humphrey’s terms as directors will expire at the Annual Meeting. The nominees for director at the 2014 Annual Meeting are: John E. Benjamin, Martin K. Birmingham, Andrew W. Dorn, Jr., Robert M. Glaser and Susan R. Holliday for the following terms and until their successors are duly elected and qualified:

•	Board nominee for term to expire at the 2016 Annual Meeting: Mr. Birmingham

•	Board nominees for terms to expire at the 2017 Annual Meeting: Messrs. Benjamin, Dorn, Glaser and Ms. Holliday

The Board believes that our outside Directors bring special skills, experience and expertise to the Board as a result of their other business activities and associations. The business experience of each Director of the Company for at least the past five years, and the experience, qualifications, attributes, skills and areas of expertise of each Director that supports his or her service as a Director are set forth below. Unless otherwise specified, each Director of the Company has also been a Director of the Bank since 2005.

The Board of Directors believes that the nominees will be available and able to serve as Directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

Name	Age	Position(s) Held	Director Since	Term Expires
DIRECTOR NOMINEES
John E. Benjamin	72	Chairman of the Board	2002	2014
Martin K. Birmingham	47	Director, President and Chief Executive Officer	2013	2014
Andrew W. Dorn, Jr.	63	Nominee	—	—
Robert M. Glaser	67	Nominee	—	—
Susan R. Holliday	58	Director	2002	2014
DIRECTORS CONTINUING IN OFFICE
Karl V. Anderson, Jr.	67	Director	2006	2015
Samuel M. Gullo	65	Director	2000	2016
Erland E. Kailbourne	72	Director	2005	2015
Robert N. Latella	71	Vice Chairman of the Board	2005	2015
James L. Robinson	71	Director	2007	2016
James H. Wyckoff	62	Director	1985	2016

Business Experience and Qualification of Directors

Information concerning the five nominees whose terms are expiring in 2014 is listed below.

John E. Benjamin has served as Chairman of the Company’s and the Bank’s Board of Directors since May 2010 and in August 2012 was appointed to serve as the Company’s Interim CEO and he served in such capacity until March 2013. He has been President of Three Rivers Development Corporation, a not-for-profit business for the public and private economic development of businesses and government in the greater Corning, New York area, since 1981. Mr. Benjamin served as Vice Chairman of the Board from May 2009 to May 2010 and served as a Director of Bath National Bank until its merger with the Bank in 2005. Mr. Benjamin’s three decades of experience in economic development in the geographic region in which we compete provides our Board of Directors with valuable insight into the economic environment of the markets we serve. In addition, Mr. Benjamin’s perspective into the corporate governance practices at a broad range of companies is valuable to us in his role as Chairman of the Board.

Martin K. Birmingham has been a director of the Company since July 2013. Mr. Birmingham also serves as the President and Chief Executive Officer of the Company and the Bank, a position he has held since March 1, 2013. He was promoted to Executive Vice President and Regional President/Commercial Banking Executive in 2009 and to President and Chief of Community Banking in August 2012. Mr. Birmingham joined us as President and Chief Executive Officer of the National Bank of Geneva in March 2005 and, upon consolidation of our subsidiary banks in December 2005, was appointed Senior Vice President and Regional President of Five Star Bank. Prior to joining us, Mr. Birmingham served as Rochester Market President for Bank of America Corporation from 2004 to 2005 and held corporate banking roles with Fleet Boston Financial Group’s Rochester Division, including Regional President, from 2000 to 2004 (Bank of America acquired Fleet in 2004). Mr. Birmingham currently serves as a board member of several local nonprofit institutions, including Chairman of the Board of the Automobile Association of America (AAA) of Central and Western New York and Vice Chairman of the Board of St. John Fisher College. The Board has determined that Mr. Birmingham’s significant experience in the banking industry over the past twenty years, including operational, financial, and executive roles, as well as his unique perspective as leader of our management team, qualifies him for service as a member of our Board of Directors.

Andrew W. Dorn, Jr. is a nominee for director of the Company and was recommended for nomination by a non-employee director. He is the Chairman of the Board and Chief Financial Officer of Demand Response Partners, Inc., a smart grid company and registered service provider for the PJM Interconnection, LLC and the New York Independent System Operator, a position he has held since 2013. Mr. Dorn has also been a managing member of Moundsville Power LLC, a single purpose entity engaged in developing a power generation facility located in Moundsville, West Virginia since 2013. From 2008 to 2013, Mr. Dorn was the President and Chief Investment Officer of Hunterview LLC, a private investment company specializing in fixed income management. He founded Great Lakes Bancorp, the parent company of Greater Buffalo Savings Bank, and served as its President and Chief Executive Officer from its inception in 1997 until its sale in 2008. Mr. Dorn also founded Jamestown Savings Bank and served as its President and Chief Executive Officer since its inception in 1994 until 1997. Mr. Dorn sits on a number of both for-profit and not-for-profit boards and is very active in the Western New York business and cultural community. The attributes, skills and qualifications Mr. Dorn has developed through his banking background, professional experiences as a business leader, as well as his civic and community responsibilities, will be a useful resource and provide valuable insight to our Board of Directors.

Robert M. Glaser is a nominee for director of the Company and was recommended for nomination by a non-employee director. He is a certified public accountant in New York State and Chairman of the Board of Freed Maxick CPAs PC, a 255 person public accounting firm headquartered in Western New York, a position he has held since May 1, 2011. Prior to that, Mr. Glaser was the managing Director of Freed Maxick CPAs PC from May 1, 1994 until April 30, 2011. Mr. Glaser is a member of the Independent Judicial Election Qualification Commission for the Eighth Judicial District and is on the editorial advisory board of CPA Managing Partner Report. Mr. Glaser is the past chairman of the Erie County Fiscal Stability Authority and a past-member of the Board of Directors of International Imaging Materials, Inc. He has served as a member of the audit committee of Kaleida Health, and has served on numerous for-profit and not-for-profit business and cultural boards in Western New York. Mr. Glaser has over 40 years of experience in public accounting, including significant experience in corporate acquisitions, business valuations, litigation support, tax planning and specialized bank financing. Mr. Glaser’s extensive experience as a certified public accountant, his knowledge and understanding of business transactions and finance, and his service as a member and director of numerous professional, economic development and community organizations, brings a wealth of knowledge and experience in multiple areas of critical importance to the Board.

Susan R. Holliday has been the President and Publisher of the Rochester Business Journal, Inc., a business newspaper in Western New York since 1988. Ms. Holliday’s business experiences and relationships in the Rochester, New York area serve us well in the markets we serve. Ms. Holliday’s decades of experience leading a business newspaper gives her insight into new and emerging business practices that are valuable to our Board of Directors. In particular, her exposure to corporate governance and executive compensation best practices across different industries is valuable as a member of our Management Development and Compensation, and Executive, Nominating and Governance Committees as well as in her role as Chair of our Risk Oversight Committee.

The Board of Directors recommends that the shareholders elect the nominees, John E. Benjamin, Martin K. Birmingham, Andrew W. Dorn, Jr., Robert M. Glaser and Susan R. Holliday, and, accordingly, recommends that you vote FOR ALL NOMINEES.

The business experiences, occupations and qualifications about the Directors continuing in office follow.

Karl V. Anderson, Jr. has practiced law since 1972 and also held the position of President and CEO of Bank of Avoca from 1981 to 2002. He has been a Director of the Company and Bank since 2006. He previously served as a Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005. Mr. Anderson’s 30 years of experience in the banking industry provides him with valuable insight and perspective into our operations, which greatly enriches the decision making of the Board of Directors. In addition, Mr. Anderson’s extensive financial and risk assessment experience are utilized in his committee assignments.

Samuel M. Gullo has owned and operated a retail furniture sales business, Family Furniture, since 1976. He previously served as a Director of Wyoming County Bank until its merger into the Bank in 2005. He was the CEO of American Classic Outfitters, Inc., an apparel manufacturer, from 2002 to 2009. Our Board of Directors benefits from Mr. Gullo’s extensive business experience in the retail and real estate development industries in the geographic markets we serve. Mr. Gullo’s experience leading retail and real estate development companies in our geographic region provides the Board of Directors with a unique perspective that assists us in our marketing initiatives.

Erland E. Kailbourne currently serves as Chairman of the Board of Albany International, Corp., a global advanced textiles and materials processing company. Mr. Kailbourne served as Chairman of the Board of the Company and the Bank from 2006 until May 2010. From May 2002 until March 2003 he served as Chairman and Interim CEO of Adelphia Communications Corp. Mr. Kailbourne retired as Chairman and CEO (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He served with the Fleet organization or its predecessors for 37 years prior to his retirement. He is a Director of the New York ISO, Rand Capital Corporation, Allegany Co-op Insurance Company, and the Conemaugh Valley Insurance Company. Mr. Kailbourne was a member of the New York State Banking Department Board from 1999 until 2006 and served as Vice Chairman of the State University of New York System from 1995 to 2000. Mr. Kailbourne’s extensive knowledge and experience of business strategy, business development, corporate governance and leadership development gained from years of service as a director of multiple public and private companies and governmental entities greatly benefits our Board of Directors and enables him to make valuable contributions in his role as Chair of our Executive, Nominating and Governance Committee.

Robert N. Latella has been Of Counsel since 2009 and was previously a partner from 2004 to 2009 at the law firm of Hiscock & Barclay, LLP. Since 2009, Mr. Latella has also served as the Chief Operating Officer of Integrated Nano-Technologies, LLC, a developer of field portable diagnostic systems to identify viral and bacterial pathogens. He was appointed Vice Chairman of the Board in August 2012. Mr. Latella’s extensive legal and operational experience, and his expertise in corporate governance and strategic planning, provides him with a depth and breadth of experience that enhances our ability to navigate legal and strategic issues. Mr. Latella’s exposure to corporate governance and executive compensation best practices as an advisor to a wide variety of companies across different industries also enables him to make valuable contributions in his role as Chair of our Management Development and Compensation Committee.

James L. Robinson served as President, CEO and Treasurer of Olean Wholesale Grocery Cooperative, Inc., and its subsidiaries from 1977 to 2005. He has been a Director of the Company and the Bank since 2007, and previously served as Director of First Tier Bank & Trust until its merger with the Bank in 2005. The Board of Directors benefits from Mr. Robinson’s financial and management expertise gained from nearly three decades as President, CEO and Treasurer of Olean Wholesale Grocery Cooperative, Inc. Mr. Robinson’s extensive financial and accounting expertise is utilized in his role as one of our audit committee financial experts and enables him to make valuable contributions in his role as Chair of our Audit Committee.

James H. Wyckoff has been a faculty member of the Curry School of Education at the University of Virginia since 2008 and a Director of the Center on Educational Policy and Workforce Competitiveness at the University of Virginia since 2010. Dr. Wyckoff was previously University Professor with the Departments of Public Administration and Economics at State University of New York Albany from 1986 through 2007. He previously served as a Director of the National Bank of Geneva until its merger with the Bank in 2005. Dr. Wyckoff holds a PhD in Economics from the University of North Carolina and has extensive economic and public policy expertise gained from over two decades of researching, writing and teaching on such subjects that provides him with a perspective that is valuable to our Board of Directors.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board has ratified the decision of the Audit Committee to appoint KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Although we are not required to do so, we are seeking shareholder ratification of this appointment as a matter of good corporate governance. KPMG has audited our financial statements since 1995. Representatives of KPMG will be present at the meeting to make a statement, if they desire to do so, and will be available to respond to questions from our shareholders.

If the shareholders fail to ratify the appointment, the Board may reconsider whether or not to retain KPMG and reserves the discretion to retain KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in our best interests and our shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the Ratification of the Appointment of

KPMG as our Independent Registered Public Accounting firm.

Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for 2013 and 2012, and fees billed for other services rendered by KPMG.

	2013	2012
Audit Fees(1)	$352,200	$392,500
Audit Related Fees(2)	14,000	29,000
Tax Fees(3)	145,649	65,500
All Other Fees(4)	—	—

Total fees	$511,849	$487,000

(1)	Audit fees consist of amounts for professional services rendered in connection with (i) the audit of our consolidated financial statements included in our Form 10-K, (ii) the audit of the effectiveness of our internal controls over financial reporting, and (iii) the limited reviews of the interim consolidated financial statements included in our Forms 10-Qs.
(2)	Audit related fees consist of services rendered in connection with regulatory compliance procedures. Audit related fees in 2012 also include amounts for the audit of our broker-dealer subsidiary’s financial statements.
(3)	Tax fees are fees for professional services rendered by KPMG for tax compliance, tax advice, and tax planning. Tax fees for 2013 included amounts related to the planning and formation of our wholly-owned real estate investment trust, Five Star REIT, Inc.
(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to KPMG for the fiscal years ended December 31, 2013 and December 31, 2012.

Pre-Approval Policy

Procedures have been adopted that require Audit Committee pre-approval of all permissible services to be performed by the independent accountant, including the fees and other compensation to be paid to the independent accountant, with the exception of certain routine additional professional services that may be performed at the request of management without pre-approval. The additional professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. The engagement letter entered into with KPMG for tax compliance services and tax consulting services stated such services would not exceed $10,000 per quarter and that a listing of the additional services would be provided to the Audit Committee at their next meeting.

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2013 consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Oversight Board in Rule 3200T. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee, concerning independence, discussed with the independent accountant the independent accountant’s independence from management and the Company, including the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees”, and considered the compatibility of non-audit services with KPMG’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

James L. Robinson, Chair

Barton P. Dambra

Karl V. Anderson, Jr.

Samuel M. Gullo

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures for our named executive officers are competitive yet conservative, are focused on pay for performance principles, and are strongly aligned with the long-term interests of our shareholders. We also believe that we and our shareholders both benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. We encourage you to review the tables and our narrative discussion included in this Proxy Statement.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking you to approve the compensation of our named executive officers as described under Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. Accordingly, we ask that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2013 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this Proxy Statement for its 2014 Annual Meeting of Shareholders is hereby approved.”

Although the advisory vote on the compensation of our named executive officers is non-binding, our Management Development and Compensation Committee will review the results of the vote and evaluate whether any actions are necessary to address such results.

The Board of Directors recommends that the shareholders approve the Say on Pay resolution and, accordingly,

recommends a vote FOR this proposal.

CORPORATE GOVERNANCE OVERVIEW

Board Leadership Structure

The Board of Directors believes that effective corporate governance is best accomplished if the roles of Chairman of the Board and Chief Executive Officer (“CEO”) are separated. The Board of Directors believes that separating these two positions allows each person to focus on their individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus his attention on the day-to-day operations and performance of the Company and can work to implement our long-term strategic plans. At the same time, our non-executive Chairman of the Board can focus his attention on long-term strategic issues, setting the agenda for, and presiding at, Board meetings, working collaboratively with our other Board members, and provide insight and guidance to our CEO.

Traditionally, we have separated the roles of Chairman of the Board and CEO and, although we believe that the separation of the roles of Chairman of the Board and CEO is appropriate in the current environment, our board leadership structure may change in the future as our business and industry, and corporate governance practices more generally, evolve.

The Board Vice Chairman’s position was created at the Annual Board Meeting in May 2009. We created this position so a Director would have the opportunity to work with the current Chairman and our CEO, allowing for an appropriate transition and succession to the Chairman’s position.

Transitional Board Leadership Structure

Effective August 27, 2012, Mr. Humphrey retired as our President and CEO and our Chairman, Mr. Benjamin, was appointed as our Interim CEO. Mr. Benjamin served as our Interim CEO until March 1, 2013 when Martin K. Birmingham was appointed our CEO. Prior to Mr. Humphrey’s resignation, the positions of Chairman of the Board and CEO were held by two different individuals. In maintaining Mr. Benjamin’s position as Chairman, the Board recognized the value of leveraging Mr. Benjamin’s longtime leadership and knowledge of Financial Institutions, Inc. In appointing Mr. Benjamin as Interim CEO, among other things, the Board of Directors determined that Mr. Benjamin was best positioned to effectively identify and execute on strategic priorities during the transition period. Also effective August 27, 2012, Mr. Latella was appointed as Vice Chairman of the Board of Directors to serve as the Board’s lead independent director while Mr. Benjamin served as our Interim CEO.

The Board believed that this transitional leadership structure consisting of a joint Chairman and Interim CEO and a Vice Chairman serving as lead independent director gave the Board flexibility to meet varying business, personnel and organizational needs at the time, and demonstrated its commitment to good corporate governance.

Board of Director’s Role in Risk Oversight

The Board of Directors is actively engaged in the oversight of risks that could affect us. This oversight is conducted primarily through our Board committees. Our Risk Oversight Committee has oversight of our credit risk, investment risk, liquidity risk, interest rate risk, operational risk and legal and compliance risk. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Our Management Development and Compensation Committee focuses on the risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

Board Independence

Our Board of Directors has affirmatively determined that each of our directors, expect for Messrs. Humphrey and Birmingham, are each independent under the independence standards of NASDAQ. Relationships described in the section titled “Certain Relationships and Related Party Transactions” were taken into consideration when determining this status.

Board Meetings and Committees

The Board of Directors of Financial Institutions conducts their business through board and committee meetings. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2013, our Board of Directors met 16 times. All directors attended more than 75% of the Board meetings and the meetings of Committees on which they serve. The Board of Directors has established the following four standing committees: Audit; Management Development and Compensation; Executive, Nominating and Governance; and Risk Oversight. All the committees function under written charters that outline the respective authority, membership, meetings, duties and responsibilities. These committee charters may be viewed by accessing the Governance Documents subsection of the Corporate Overview section under the Investor Relations tab on our website (www.fiiwarsaw.com).

The following chart shows the composition of the committees of our board of directors along with the number of meetings held by each committee during 2013.

Names	Audit	Management Development & Compensation	Executive, Nominating & Governance	Risk Oversight
Chairman of the Board
John E. Benjamin			✓
Director
Karl V. Anderson Jr.	✓			✓
Martin K. Birmingham
Barton P. Dambra	✓			✓
Samuel M. Gullo	✓	✓
Susan R. Holliday		✓	✓	Chair
Peter G. Humphrey
Erland E. Kailbourne		✓	Chair
Robert N. Latella		Chair	✓	✓
James L. Robinson	Chair		✓
James H. Wyckoff			✓
Number of meetings in 2013	10	9	8	4

Our Board of Directors also serves as the Board of Directors of our wholly-owned subsidiary, Five Star Bank, and the compensation, risk oversight, audit and governance functions of the Five Star Bank Board are delegated to the appropriate committees of our Board.

Audit Committee

The Audit Committee reviews the implementation and operation of our audit program and internal controls, and its duties include: (i) conducting an annual review of the adequacy of our system of internal accounting and our audit program, maintaining direct reporting responsibility and regular communication with our internal audit staff and reviewing the scope and results of our internal audit procedures and those of our subsidiary; (ii) monitoring the integrity of our consolidated financial statements; (iii) engaging or discharging our independent public accountants and pre-approving any non-audit services; (iv) meeting with the independent public accountants to review the plans and results of the audit engagement, to review all reports of independent auditors, and to respond to such reports; (v) approving the services to be performed by the independent public accountants and giving consideration to the range of the audit and non-audit fees; and (vi) establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, and auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

As a part of its duties, the Audit Committee reviews with management and the independent auditor our annual and quarterly financial statements, including our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Forms 10-K or 10-Q with the SEC. The Audit Committee engages and reviews the general scope of the audit conducted by our independent auditors and matters relating to our financial reporting, internal control systems and credit quality. The Audit Committee also reviews annually, together with management, the retention of the independent public accountant and the contents and conclusions of the audited financial statements.

The Audit Committee members are Chair James L. Robinson, Karl V. Anderson, Jr., Barton P. Dambra, and Samuel M. Gullo. Messrs. Robinson and Dambra are the committee’s “audit committee financial experts” as defined by Securities and Exchange Commission rules. Our Board of Directors has affirmatively determined that all committee members are “independent” as defined in Securities and Exchange Commission and NASDAQ rules applicable to audit committees.

Management Development and Compensation Committee

The Management Development and Compensation (“MD&C”) Committee is responsible for establishing the performance goals and objectives, evaluating the performance and recommending and approving all components of compensation for our CEO. The MD&C Committee is responsible for oversight of performance, compensation, benefit plans, and succession plans for senior and executive management. The MD&C Committee reviews and makes recommendations to the full Board with regard to compensation of directors. The MD&C Committee also reviews the risks arising from our compensation policies and programs and issues a report of its review which is included on page 35 of this Proxy Statement. The MD&C Committee has not delegated any of its authority, except as noted above, to other persons. The MD&C Committee has retained McLagan as its independent compensation consultant and McLagan reports directly to the Chair of the MD&C Committee. A detailed description of the services McLagan provides to the MD&C Committee can be found on page 23 of this Proxy Statement. Our Board of Directors has affirmatively determined that all committee members are “independent” under NASDAQ rules and the MD&C Committee is required by its charter to meet at least three times annually. The MD&C Committee members are Chair Robert N. Latella, Samuel M. Gullo, Susan R. Holliday, and Erland E. Kailbourne.

Executive, Nominating and Governance Committee

The Executive, Nominating and Governance (“ENG”) Committee is charged with assisting the Board of Directors with strategic planning, in identifying qualified individuals to become Directors, determining membership on Board committees and addressing corporate governance issues. The Committee members are Chair Erland E. Kailbourne, John E. Benjamin, Susan R. Holliday, Robert N. Latella, James L. Robinson and James H. Wyckoff. Our Board of Directors has affirmatively determined that all committee members were considered “independent” under applicable NASDAQ rules. Mr. Benjamin recused himself from serving on the ENG Committee while he served as our Interim CEO.

The ENG Committee considers recommendations for nominations made by shareholders. Such recommendations should be sent to the attention of our corporate secretary at our corporate headquarters. The consideration process for recommending nominees includes, but is not be limited to, determining (i) whether the nominee is “independent” under applicable SEC and NASDAQ rules, and (ii) whether the nominee fits the Board’s then current needs for diversity, geographic distribution and professional expertise. The ENG Committee seeks directors from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In addition, our Corporate Governance Policy tasks the ENG Committee with composing a board of directors that reflects diverse gender, race and geographic backgrounds. The ENG Committee implements this policy through discussions among committee members and assesses its effectiveness annually as part of the self-evaluation process of the ENG Committee. The ENG Committee will evaluate all nominees on the same basis, provided that current directors may be evaluated solely on the basis of their record of performance as a director of the Company.

The ENG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The ENG Committee engages in a thorough vetting process of Director nominees and an annual evaluation for each of our directors. This process helps provide for a Board that is engaged and continually refreshed. The ENG Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not needed.

Risk Oversight Committee

The Risk Oversight Committee is responsible for assisting the Board in establishing prudent levels of risk consistent with our strategic objectives, and in reviewing our risk management framework and processes, including the significant policies, procedures and practices employed to identify, measure, monitor and control our risk profile. The committee meets with the Chief Risk Officer at least on a quarterly basis, and reports to the Board on various levels of risk associated with our approved business and financial plans relative to credit risk, investment risk, liquidity risk, interest rate risk, operational risk, and legal and compliance risk. The committee members are Chair Susan R. Holliday, Karl V. Anderson, Jr., Barton P. Dambra and Robert N. Latella. Our Board of Directors has affirmatively determined that all committee members are “independent” under NASDAQ rules.

Board Member Attendance at Annual Shareholders’ Meetings

Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of the directors attended last year’s annual meeting of shareholders.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors or any individual director by sending such communication to the attention of our Corporate Secretary at our corporate headquarters, who will forward all such communication to the Board or the individual directors.

Code of Ethics

We have a written Code of Business Conduct and Ethics policy to assist our directors, officers, and employees in adhering to their ethical and legal responsibilities. Additionally we have a Code of Ethics for our CEO, CFO and senior financial officers that prescribes the conduct expected to be employed in the finance area. The current versions of these policies may be viewed by accessing the Governance Documents subsection of the Corporate Overview section under the Investor Relations tab on our website (www.fiiwarsaw.com). In addition, we will provide a copy of the Code of Business Conduct and Ethics to any shareholder, without charge, upon request addressed to our Director of Human Resources at our corporate headquarters. We intend to disclose any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the Code of Business Conduct and Ethics, by posting such information on our website.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, as well as the skill levels required of members of the Board. The following table sets forth certain information regarding 2013 total director compensation.

Director Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Karl V. Anderson, Jr.	41,662	25,317	—	66,979
Barton P. Dambra	42,412	25,317	—	67,729
Samuel M. Gullo	43,962	25,317	—	69,279
Susan R. Holliday	52,412	25,317	—	77,729
Peter G. Humphrey	31,912	25,317	—	57,229
Erland E. Kailbourne	51,062	25,317	5,000	81,379
Robert N. Latella	62,856	32,805	—	95,661
James L. Robinson	54,516	27,813	15,000	97,329
James H. Wyckoff	38,162	25,317	—	63,479

(1)	Mr. Benjamin is omitted from this table as he was also a named executive officer in 2013. See “Summary Compensation Table” on page 36 for Mr. Benjamin’s compensation for services provided as a director and named executive officer in 2013.
(2)	The amount shown for each director includes $17,829, representing the aggregate grant date fair value, calculated in accordance with FASB ASC 718, of the 900 shares of restricted stock granted under the 2009 Directors Stock Incentive Plan.
(3)	The amount shown for each director includes the portion of their annual retainer paid in common stock. For 2013, the number of shares was determined by dividing the applicable portion of each director’s annual retainer by the closing price of our common stock on the date of grant, which was $19.81. For 2013, these amounts were $14,976 for Mr. Latella, $9,984 for Mr. Robinson and $7,488 for each of our directors.
(4)	Each of the directors had 450 shares of unvested restricted stock awards as of December 31, 2013.
(5)	This amount represents fees paid to Messrs. Kailbourne and Robinson for additional work associated with a special project assigned by the Board during 2013.

Compensation Paid to Board Members

For the fiscal year ended December 31, 2013, non-employee members of the Board, including Mr. Benjamin who served as our Interim CEO, received annual cash retainers for serving on our Board of Directors and for serving on the Board of our wholly-owned subsidiary, Five Star Bank, as shown in the tables which follow. Half of the retainer was paid in shares of our common stock on the date of our annual organizational meeting and half was paid in cash six months thereafter. Directors may elect to receive their retainer in cash instead of stock. During 2014 we expect to pay the annual retainer solely in cash. Board service fees are specified in the table that follows. The meetings of our Board and the Board of Five Star Bank are normally scheduled on the same day, and therefore, only one meeting fee is paid. In the event that such meetings are held on different days, fees are paid in accordance with the schedule for our Board meetings. Directors are paid two-thirds of the normal Board or Committee fee when the applicable meetings are scheduled as teleconference meetings. Board members are reimbursed for reasonable travel expenses to attend meetings.

Set forth below is the fee schedule for non-executive directors.

	Company	Five Star Bank
Annual Retainer Fees
Chair	$40,000	$30,000
Vice Chair	20,000	10,000
Chair of the Audit Committee	15,000	5,000
Other Directors	10,000	5,000
Board Meeting Fees
Chair	3,000
Director	1,200
Committee Fees
Chair	1,550
Member	750

Restricted Stock Awards

Under the terms of the 2009 Director Stock Incentive Plan, which we refer to as the Director Plan, for 2013 each of our non-employee directors, including Mr. Benjamin, was granted 900 shares of restricted stock at a price of $19.81 on the date of grant. These grants were made at the Board’s 2013 annual organizational meeting. The restricted stock agreement entered into with each of the Directors provides that fifty percent (50%) of the shares will vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares will vest on the day prior to our 2014 annual meeting of shareholders. Subject to the terms of the Director Plan, if the director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2013 restricted stock awards did not entitle Directors to receive any dividends paid with respect to the unvested shares of restricted stock.

Stock Ownership Requirements for Directors

As discussed under “Stock Ownership Requirements,” non-employee directors are subject to a $100,000 minimum stock ownership requirement. All directors have met this requirement.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

During 2013, the MD&C Committee focused its work on supporting a significant management transition, assessing executive performance and assuring that performance results were aligned with shareholder interests.

2013 Company Performance

We delivered solid financial results during 2013 for our shareholders. Highlights of the year include:

•	The quarterly cash dividend was increased twice during 2013, resulting in a 30% increase in dividends declared in 2013 over the prior year.

•	Total loans grew by $129.8 million or 8% in 2013 over the prior year.

•	Total deposits increased $58.3 million or 3% from the end of the prior year.

•	The Company reached its highest level of year end interest-earning assets of $2.7 billion.

•	Net interest income increased by $3.1 million or 3%, reflecting a 10% increase in average total loans and 8% increase in average interest-bearing deposits.

•	2013 resulted in the strongest revenue generated in over a decade.

•	Our credit quality measured by non-performing loans to assets was in the top quartile of our peer group.

•	Record-level employee engagement results were achieved as we focused on delivering the Five Star Bank Experience to customers and colleagues.

2013 Management Transition

In March 2013 we completed a management transition with the election of Martin K. Birmingham as our Chief Executive Officer, followed in April 2013 by the naming of Kevin B. Klotzbach as our Chief Financial Officer. These experienced banking executives, along with veteran banker Richard J. Harrison, our Chief Operating Officer, have formed a strong, collaborative leadership team that is highly motivated to deliver on our promise to shareholders, customers and employees.

2013 MD&C Committee Actions

•	The MD&C Committee focused on ensuring a successful management transition during 2013 making associated base salary and incentive plan decisions.

•	Early in 2013 we introduced a 3-year relative total shareholder return performance goal on 50% of our performance-based restricted share grants to executives to align the interests of our executive officers with our shareholders and measure our performance over time relative to our compensation peer group. Relative total shareholder return is a metric that measures the overall return to our shareholders through both the price of our common stock and dividends, compared to the stock price and dividend returns of our compensation peer group over the 3-year measurement period.

•	A September 2013 in-depth benchmarking survey of our compensation peer group performed by the MD&C Committee’s independent compensation consultant, McLagan, was the basis for base salary changes for both our Chief Executive Officer and Chief Financial Officer effective January 1, 2014 to bring these executives to the 25th percentile of the peer group market compensation.

•	We continued our use of well-reasoned compensation best practices including:

•	compensation clawbacks throughout our compensation plans;

•	ongoing compensation risk assessment;

•	stock ownership requirements for both executives and members of the Board of Directors;

•	the use of a limit on change in control payments in order to avoid any potential excise taxes under Section 280G of the Internal Revenue Code;

•	prohibitions on derivatives, pledging and hedging; and

•	the continued avoidance of problematic pay practices such as gross-ups and dividends on unvested performance shares.

2013 Performance against Compensation Plan Goals

Throughout the year the MD&C Committee monitored achievement toward attaining the performance goals established in the annual cash incentive plan: earnings per share, efficiency ratio and net charge-offs. After year end, we considered all aspects of the year’s performance and used our discretion to remove the beneficial effects of $926,000 in unplanned security gains from reported earnings and removed $1,000,000 in expenses associated with both the separation and release agreement with our former Chief Financial Officer and other one-time exceptional expenses. We further removed the net tax benefit of these items when calculating EPS. These adjustments resulted in no change to reported net charge-offs, offsetting changes that had no impact on reported earnings per share and a reduction in the reported efficiency ratio of less than 1%. After adjustments, annual cash incentives were awarded at 77% of target. Restricted shares subject to one-year EPS performance were also earned at 77% of the target grant level. While there were many positives about our performance this year despite the impact of a challenging interest rate environment and industry declines in net margins, these awards reflect that we did not fully achieve our target performance goals. We believe this is consistent with our philosophy of pay-for-performance

Management Succession Planning

Following the management transition and our Chief Executive Officer’s selection of his executive management team, the MD&C Committee focused on an in-depth review of our updated management succession plan. The plan reflects our strong commitment to employee development and internal succession identifying both ready successors and longer-term succession opportunities. The plan provided organization alternatives in the event of unplanned succession needs and potential future retirements. The MD&C Committee feels comfortable that we are prepared for succession events and will continue to review succession preparation.

Shareholder Input and Outreach

At our 2013 Annual Meeting of Shareholders, over 95% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation. The MD&C Committee considered the number of votes cast in favor of the 2013 “say on pay” advisory vote to be a positive endorsement of its pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. As a result, MD&C Committee has not made significant changes to the way we compensate our named executive officers with the exception of substituting relative total shareholder return as a performance measure in our long-term equity incentive awards as was disclosed in last year’s proxy.

At the 2012 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur annually in accordance with the recommendation of the Board. Based on the results of this vote, the Board implemented an advisory vote on executive compensation annually until the next frequency vote is conducted, which shall occur no later than our annual meeting in 2018.

In 2013, we continued to engage in a dialogue with individual and institutional shareholders to solicit their input on a range of topics including executive compensation. All relevant feedback from those interactions is shared with the Chair of the MD&C Committee. We continue to welcome feedback from shareholders on this topic for consideration by the MD&C Committee.

INTRODUCTION

This Compensation Discussion and Analysis, known as the CD&A, provides our shareholders with detailed information on the pay of certain of our executive officers and how pay is aligned with the success of the Company. It describes pay decisions made in 2013 by the MD&C Committee, as well as pay decisions for 2013 performance made in 2014. Detailed information on the compensation of our named executive officers is described in the CD&A and summarized in the compensation table on page 36.

The named executive officer group is:

•	President and Chief Executive Officer, Martin K. Birmingham

•	Executive Vice President, Chief Financial Officer and Treasurer, Kevin B. Klotzbach

•	Executive Vice President and Chief Operating Officer, Richard J. Harrison

•	Executive Vice President and Chief Risk Officer, Kenneth V. Winn

•	Executive Vice President, Commercial Banking Executive and Regional President for the Southern Region, Jeffrey P. Kenefick

•	Interim Chief Executive Officer through February 2013 and Chairman of the Board of Directors, John E. Benjamin

•	Former Executive Vice President and Chief Financial Officer through April 2013, Karl F. Krebs

ROLE OF THE MD&C COMMITTEE

We have a standing MD&C Committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable NASDAQ rules.

The MD&C Committee is authorized to perform the following duties relating to executive compensation:

•	Establish the performance goals and objectives for our CEO and evaluate performance in light of these goals and objectives;

•	Review and approve the compensation of our named executive officers and certain senior executives who report directly to our CEO;

•	Administer and have discretionary authority over the issuance of equity awards under our equity compensation plans, including the discretion to modify plan payouts as appropriate to ensure plan objectives are met;

•	Approve our executive and senior management compensation programs, which include our annual cash incentive plan and our long-term equity-based incentive plan, and approve the corporate performance objectives in these plans each year;

•	Review and monitor development and succession plans for our executive officers;

•	Approve employment conditions, change of control, severance and termination arrangements for our executive officers;

•	Approve the peer group to be used in competitive compensation analysis;

•	Evaluate competitive compensation levels for our executives and senior management reporting directly to the CEO using the approved peer group;

•	Evaluate competitive compensation levels for Directors, including our Chairman of the Board, using the approved peer group and make recommendations for director compensation to the full Board for approval;

•	Evaluate the risks associated with our compensation philosophy and all compensation programs, including those of our named executive officers; and

•	Appoint and determine the appropriate compensation for independent compensation consultants, legal counsel, and other MD&C Committee advisors.

The MD&C Committee uses a compensation philosophy which provides a framework for compensation decisions and includes the compensation practices followed by the MD&C Committee. As needed, we access required expertise and data through our independent compensation consultant. When making decisions, we continually factor in the input and interest of shareholders. We understand compensation-related risk and make decisions to limit this risk in our compensation programs. While we rely on input from the CEO and executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for named executive officers.

Role of Independent Compensation Consultant

The MD&C Committee retains McLagan, an AON Hewitt Company, as its independent compensation consultant. McLagan reports directly to the Chair of the MD&C Committee. McLagan has no personal or business relationship with any member of the MD&C Committee. McLagan is retained solely by the MD&C Committee and provides no other services to us.

The MD&C Committee assessed the independence of McLagan in light of the Securities and Exchange Commission rules regarding compensation advisor independence. As part of this assessment, the MD&C Committee reviewed McLagan’s responses addressing factors related to its independence and concluded that the services provided by McLagan to the MD&C Committee do not raise any conflicts of interest. However, AON Corporation, the parent company for AON Hewitt, provided brokerage services related to employee benefits to us in 2013. The fees for such additional services did not exceed $120,000 in 2013.

McLagan is used by the MD&C Committee to obtain information on compensation levels, programs, practices and reported pay for both executives and members of boards of directors within certain peer groups and the broader market, provide the MD&C Committee with a report on compensation trends among our peers and the broader market, and perform related services. While McLagan provides reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2013 and early 2014, the MD&C Committee requested McLagan to provide the following assistance:

•	Review and update our peer group based on parameters determined by the MD&C Committee;

•	Analyze and present competitive market data specific to executive compensation considering total compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation;

•	Review the plan designs of our annual cash incentive plan and the long-term equity-based incentive plan and provide input on the prevalence and design of performance measures;

•	Review existing, and provide input to updated change-in-control, confidentiality and non-competition agreements for our executives; and

•	Analyze and present peer competitive market data on director compensation including cash and equity compensation for board service and compensation for membership on board committees.

The Role of Executive Officers with the MD&C Committee

Named executive officers are not present and do not have a role in votes on executive compensation matters. The MD&C Committee reviews and discusses with the CEO his evaluation of the job performance and leadership of the other named executive officers as well as his compensation recommendations. The performance of the CEO is evaluated by the MD&C Committee with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our other named executive officers.

The Director of Human Resources regularly attends MD&C Committee meetings and assists with the collection and presentation of required materials. The MD&C Committee Chair also has access to independent legal counsel as needed.

Assessment of Compensation Risk

The Company, with oversight by the MD&C Committee, has designed its compensation program to avoid excessive risk-taking and related financial consequences. To this end, the Company and MD&C Committee:

•	Use both short- and long-term compensation and performance measures to balance the time horizon of decision-making;

•	Use a variety of performance measures that assure a balanced focus on performance;

•	Include maximum potential award levels for performance-based awards;

•	Have a clawback policy in place in the event financial results are adjusted after a plan payment is made; and

•	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to assure results appropriately reflect actual performance.

With information provided by management, the MD&C Committee has reviewed the design and operation all of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company. The MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company.

Our Compensation Philosophy and Objectives

The MD&C Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance. We target executive total compensation at the median of the competitive market although actual compensation as compared to the market median will vary based the Company’s performance, the executive’s performance against individual goals and on the executive’s experience in their current position.

To achieve our executive compensation objectives, our program is designed to:

•	Drive performance relative to our clearly-defined company goals, balancing short-term operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance;

•	Align executives’ reward with stock price performance over time;

•	Attract and retain the highly-qualified executives needed to achieve our financial goals, and maintain a stable executive management group;

•	Limit financial risk under the compensation plans through risk-balanced plan design and by using recoupment (“clawback”) provisions;

•	Deliver compensation to our executive officers in an efficient and cost-effective manner; and

•	Allow flexibility in responding to changing laws, accounting standards, and business needs and the constraints and dynamic conditions in the markets in which we do business.

Use of Peer Group Compensation Data

To attract and retain qualified executives, the MD&C Committee periodically compares the total compensation package it offers our named executive officers against a peer group of comparable institutions whose executives manage similarly-sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges.

In 2013, based on data provided by McLagan, our peer group was updated. The peer group includes publicly-traded financial institutions:

•	headquartered in the northeastern U.S., excluding major metropolitan areas;

•	with an asset size from $1.3 billion to $6.0 billion with exceptions noted below;

•	with return on average assets greater than -1%; and

•	with a similar business model including the exclusion of banks with thrift charters if commercial loans are less than 50% of the loan portfolio.

The following peer group was utilized by the MD&C Committee for the 2013 executive officer compensation analysis and is used as the basis for the relative 3-Year Total Shareholder Return performance measure in our long-term equity-based incentive plan. The total assets listed for each bank are as reported September 30, 2012, which was the most recent reporting period when the MD&C Committee’s compensation peer group decisions were made in early 2013.

Company	Total Assets ($000)	Company	Total Assets ($000)
Arrow Financial Corporation	2,040,515	First Connecticut Bancorp	1,756,133
Berkshire Hills Bancorp, Inc.	4,634,234	Independent Bank Corporation	5,192,094
Brookline Bancorp, Inc.	5,061,444	Merchants Bancshares Inc.	1,685,836
Camden National Corporation	2,467,875	Metro Bancorp, Inc.	2,538,361
Canandaigua National Corporation	1,897,383	NBT Bancorp, Inc.(1)	6,028,916
Century Bancorp, Inc.	2,965,817	Provident New York Bancorp	4,022,982
Chemung Financial Corporation	1,286,980	Rockville Financial, Inc.	1,949,187
Citizens & Northern Corporation	1,310,009	S&T Bancorp, Inc.	4,422,258
CNB Financial Corporation	1,741,197	Tompkins Financial Corporation	4,924,786
Community Bank System, Inc. (1)	7,570,373	United Financial Bancorp, Inc	1,683,684
First Commonwealth Financial Corporation	5,693,638	Washington Trust Bancorp, Inc	3,048,868

(1)	Although slightly larger in asset size than the peer group criteria, the MD&C Committee found the inclusion of these banks relevant because they are direct competitors in our market areas.

At the time of selection of the 2013 compensation peer group, our assets ($2.65 billion) were near the peer group median of $2.75 billion. Two companies from the 2012 peer group were eliminated. Orrstown Financial Services fell below the asset size and Alliance Financial Corp was acquired. Three banks were added based on meeting the selection criteria: First Commonwealth Financial Corporation, S&T Bancorp, Inc. and Metro Bancorp, Inc.

2013 REVIEW OF COMPENSATION

An Overview of Company Performance

The MD&C Committee considers 2013 a solid year of financial performance by the Company and resulting in increased shareholder value and a strong platform for continued improvement.

During the year, we successfully managed a significant governance transition with the election of Martin K. Birmingham as Chief Executive Officer and the succession of Kevin B. Klotzbach to Chief Financial Officer. The MD&C Committee was actively involved in the compensation aspects of this governance transition.

In 2013 we also invested in measuring and assuring that the Company delivers the highest quality service to customers, maintains customer loyalty and satisfaction, and continues to build strong employee engagement and satisfaction.

Detailed information about our performance results on compensation performance measures is included in the description of the appropriate element of compensation.

2013 Benchmarking

Through information provided by McLagan to the MD&C Committee in September 2013, we benchmarked, or compared, the actual, target and maximum compensation of our named executives to the reported compensation of the named executives in our compensation peer group. McLagan reported the 25th percentile, median and 75th percentile of the peer group for total compensation as well as each element of compensation. Based on this data, McLagan also provided analysis and commentary for consideration by the MD&C Committee. The MD&C Committee used this data to assess how our current compensation for named executive officers compares to the median of the market in total and for each compensation element. Decisions based on this data are described in the 2013 Review of Compensation below.

At the time of the promotion of Messrs. Birmingham, Klotzbach and Kenefick in February, April and September 2013 respectively, McLagan provided a benchmarking analysis for consideration by the MD&C Committee in determining changes to base salary and target incentive compensation.

Individual Performance Overview of Named Executive Officers

The MD&C Committee believes that the individual performance of executives is relevant in all compensation decision-making and formally considers individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the annual cash incentive plan.

We measure job performance for our named executive officers, using an annual goal-setting process that aligns individual goals with the annual business plan and other key strategic initiatives. Job performance is assessed after the completion of the year.

A summary of the 2013 job performance of named executive officers employed for the full year follows:

Mr. Birmingham was named CEO in March 2013 and the MD&C Committee, with input from the Board Chair, believes he made a strong positive contribution to our performance and successfully met significant challenges during the management transition. He has selected and, as needed, recruited a management team with the capabilities and experience needed for the future that is focused on shared goals. In addition to overall responsibility for our financial performance, Mr. Birmingham’s attained 2013 goals included successful outcomes with investor and regulator relations and the attainment of the strongest employee engagement scores in the Company’s history.

Mr. Klotzbach was named CFO and Treasurer in April 2013. Based on the assessment of the CEO, the MD&C Committee agreed that Mr. Klotzbach used his deep experience in the industry and financial markets to positively shape the our performance in 2013. Using his extensive experience and contacts within the financial industry, Mr. Klotzbach also expanded the depth and breadth of our stock coverage.

Mr. Harrison was named Chief Operating Officer in August 2012. Based on the assessment of the CEO, the MD&C Committee agreed that Mr. Harrison’s leadership of indirect and retail loan originations, as well as technology and bank operations, was an essential element in our success. Mr. Harrison directed the achievement of cost savings and efficiencies and oversaw a record year of home equity loan originations. Both of these efforts were key contributions to our 2013 performance.

Mr. Winn was named Chief Risk Officer in July 2012. Based on the assessment of the CEO, the MD&C Committee agreed that Mr. Winn’s experienced management of the regulatory and compliance activities maintained our positive relationships with those key constituencies. Mr. Winn also directed the commercial credit area resulting in maintaining the critical elements of our risk profile.

Mr. Kenefick was named Executive Vice President, Commercial Banking Executive and Regional President in September 2013. Based on the assessment of the CEO, the MD&C Committee agreed that Mr. Kenefick’s leadership of commercial loan originations resulted in goals exceeded for fee income and commercial loans outstanding. Mr. Kenefick’s solid understanding of, and deep business relationships in, all of our markets was key to building relationships in growth markets and maintaining relationships in legacy markets.

Summary of Compensation Elements

The chart below is a summary of the elements of compensation and their alignment with the key elements of our compensation objectives. A more complete description of these elements for 2013 follows.

Pay Element	What the Pay Element Rewards	Relationship of Pay Elements to Compensation Objectives
		Attract and retain key executives now and in the future	Differentiate compensation based on the Company’s results on key measures of performance	Differentiate compensation based on individual results on key performance goals	Align executives with the interests of shareholders through stock price appreciation
Base Salary	Individual ongoing performance and overall contribution.	✓		✓
Annual Cash Incentive Plan	Achievement of our performance targets and measurable individual/ department annual performance goals.	✓	✓	✓
Long-Term Equity-Based Incentive Plan Performance-Based Restricted Shares	Achieving performance targets that maximize shareholder value and executive retention during the vesting periods.	✓	✓		✓

Base salary

Base salary is the one component of our executives’ total direct compensation that is not at-risk based on our performance and/or stock price variations. The MD&C Committee reviews the base salaries of our executive officers annually and whenever an executive changes position. When approving a base salary increase, we consider the named executive officer’s individual performance and leadership effectiveness in achieving the strategic and financial performance goals for the executive’s area of operational responsibility. In addition, the MD&C Committee reviews peer group data with respect to base salaries for executives in similar positions to understand how our base salary compares to the median base salary for the peer group factoring in the executive’s tenure in the position. The peer group data is provided by the MD&C Committee’s independent compensation consultant, McLagan.

Changes to base salaries for named executive officers during 2013 are described below:

Martin K. Birmingham: Upon promotion to CEO in March 2013, the MD&C Committee approved an increase to Mr. Birmingham’s base salary from $275,000 to $350,000. The amount of the increase was based on a review of the market base salary for his position recognizing that Mr. Birmingham was just starting his tenure as CEO. In the September 2013 total compensation study provided by McLagan, the data indicated that Mr. Birmingham’s base salary was 30% below the median for the peer group. Accordingly, based on his individual performance, as well as his base salary compared to the market median, the MD&C Committee approved a base salary increase effective January 1, 2014 to $420,000 to bring him to the 25th percentile of the peer group.

Mr. Klotzbach: The MD&C Committee approved a base salary merit increase in January of 2013 from $171,600 to $175,895 as a result of the review of his 2012 performance. Upon his promotion to CFO in April 2013, the MD&C Committee carefully considered the base salary market data for his new position based on data provided by McLagan and approved a base salary increase to $210,000. In a total compensation study provided by McLagan in September 2013, the data indicated that Mr. Klotzbach’s base salary remained 23% below the median base salary of peer group. In recognition of Mr. Klotzbach’s strong individual performance and in order to move his base salary to the 25th percentile of the market, the MD&C Committee approved a base salary increase to $230,000 effective January 1, 2014.

With respect to Messrs. Birmingham and Klotzbach, the MD&C Committee intends to move their base salary compensation toward the median of the peer group over time subject to continued attainment of individual and Company performance expectations.

Messrs. Harrison and Winn: Both Mr. Harrison and Mr. Winn received base salary increases coincident with their promotions prior to 2013. In the total compensation study completed by McLagan in September 2013, both were below but within a reasonable range of their base salary market median. The MD&C Committee reviewed their individual performance for 2013 and approved a base salary merit increase from $275,000 to $280,500 for Mr. Harrison and an increase from $200,000 to $204,000 for Mr. Winn.

Mr. Kenefick: The MD&C Committee approved a base salary merit increase from $182,341 to $186,900 in January 2013 as a result of the review of his 2012 performance. Upon his promotion to Executive Vice President in September 2013, the MD&C Committee reviewed market data provided by McLagan and approved an increase to his base salary to $205,000, which set his base salary at the median of the market data at that time. Based on the review of his individual performance, the MD&C Committee approved a merit increase for Mr. Kenefick effective January 2014 bringing his base salary to $209,100.

Karl Krebs: Mr. Krebs’s base salary increase from $215,000 to $220,375 was approved by the MD&C Committee as a part of the merit increase for 2012 individual performance. Mr. Krebs resigned in April 2013.

Annual Cash Incentive Plan

Our annual incentive plan is a performance-based cash plan designed to reward eligible employees, including our named executive officers, for the achievement of specific company goals and successful individual performance. The primary objective of the plan is to provide our executive officers with a direct link between their compensation and their attainment of pre-established annual performance goals that result in excellent annual financial performance and contribute to our long-term strategic goals.

When Mr. Birmingham was elected Chief Executive Officer in March 2013, the MD&C Committee reviewed the structure of his annual incentive award for 2013 as shown below. The MD&C Committee considered the portion of the incentive earned based on company performance and individual performance and maintained a 25% weighting on individual performance. This continued weighting on individual performance recognizes the broad scope of Mr. Birmingham’s responsibilities and the importance of the achievement of his individual performance goals to the attainment of our annual and long-term strategic goals.

In McLagan’s September 30, 2013 compensation study, we found that the incentive targets provided to our named executive officers are within the competitive range, or 5-10% higher than the median, as compared to our peer group. The incentive opportunity for our executives is defined as a percentage of salary for each achievement level of performance as shown in the table below; performance between achievement levels is prorated. The MD&C Committee believes that the use of the threshold performance goal assures that no incentives are provided when below an acceptable level of performance.

Structure of 2013 Awards

The framework used to determine the 2013 annual cash incentive plan awards for our named executive officers, incorporating changes to the required performance levels and relative goal weightings associated with their promotions during the year, is as follows:

		Incentive as a % of Salary			Performance Goal Weighting
Executive Name	Time Period	Threshold	Target	Max	Company Goals	Individual Goals
Martin K. Birmingham	03/01/13 – 12/31/13	25%	50%	80%	75%	25%
Martin K. Birmingham	01/01/13 – 02/28/13
Kevin B. Klotzbach	04/15/13 – 12/31/13
Richard J. Harrison	01/01/13 – 12/31/13	20%	40%	60%	75%	25%
Kenneth V. Winn	010/1/13 – 12/31/13
Jeffrey P. Kenefick	09/26/13 – 12/31/13
Kevin B. Klotzbach	01/01/13 – 04/14/13	15%	30%	40%	50%	50%
Jeffrey P. Kenefick	01/01/13 – 09/25/13

Performance Criteria for the 2013 Awards

Our annual cash incentive plan uses two prerequisite performance criteria to receive an award under the plan as follows:

•	We must receive a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of the year. The CAMELS rating, which is assigned by the Uniform Financial Institutions Rating System, is based on performance in six areas: the adequacy of capital, the quality of assets, the capability of management, the quality and level of earnings, the adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMELS rating.

We met this performance criterion for 2013.

•	Executives must be employed at the time of payment and must receive a minimum performance evaluation rating of satisfactory or better to be eligible for any payout.

All actively-employed named executive officers met this performance criterion for 2013.

The amount of incentive earned is determined by attainment against three weighted performance measures that were established at the start of the year by the MD&C Committee: earnings per share, efficiency ratio and net charge-offs. There was no change to the performance measures for 2013. The MD&C Committee continued to use these measures because:

•	The performance measures independently and collectively accurately reflect our annual financial and operational performance;

•	The performance measures are key contributors to the creation of shareholder value;

•	The performance measures are tracked in the ordinary course of business; and

•	The performance measures can be effectively communicated to all plan participants.

For 2013, the performance measures and the 2013 performance achievement are shown in the following table. For each performance measure, the target is equal to the performance expectations in the 2013 operating plan and budget that was approved by the Board of Directors in early 2013. The threshold and maximum for each performance measure was established after analysis of the performance required and the potential shareholder value created at each award level.

Performance Measure	Weighting of Total	2013 Performance Goals			2013 Actual Performance, as Adjusted(1)
		Threshold	Target	Max		Result
Earnings per share (EPS)	60%	$1.67	$1.85	$2.22	$1.75	Exceed Threshold/ Below Target
Efficiency Ratio (EFF)	20%	58.14%	56.72%	55.87%	57.63%	Exceed Threshold/ Below Target
Net Charge-offs (NCO)	20%	0.52%	0.40%	0.30%	0.40%	At Target

(1)	“2013 Actual Performance, as Adjusted” EPS and EFF reflect certain adjustments that the MD&C Committee deemed necessary to reflect the financial impact of certain transactions that were not accounted for when the financial goals and objectives were set at the beginning of the year. The adjustments impacted the calculation both favorably and unfavorably. For a reconciliation of adjusted EPS and adjusted EFF to actual EPS and actual EFF, please see Appendix A to this proxy statement.

Our annual cash incentive plan also provides that certain participants, defined by the MD&C Committee in early 2013 as those whose regular job responsibilities include origination and approval of lending decisions, are required to defer 30% of their earned award during a two-year deferral performance period. Payment of a deferral requires active employment at the end of the deferral period, although prorated amounts are paid in the event of death or disability. If our net charge-off ratio is greater than one percent at the end of the deferral performance period, then 50% of the deferred amount is forfeited and not paid. The remaining 50% deferral is paid at the end of the deferral performance period based on the discretion of the MD&C Committee. Mr. Kenefick has 30% of his 2013 earned annual incentive award subject to a deferral period ending December 31, 2015. In 2013 Messrs. Kenefick and Winn were paid deferred amounts from plan year 2011 of $19,617 and $9,653, respectively. The Summary Compensation Table on page 36 includes both the deferred amounts from 2011 incentive results that were earned in 2013 and the non-deferred amounts from 2013 incentive results that were earned in 2013.

After reviewing our 2013 financial performance and the attainment of individual performance goals established for our named executive officers, the MD&C Committee approved the 2013 annual cash incentive plan awards that are paid in 2014. The table below shows the awards for the actively-employed named executive officers:

Executive Name	Target Incentive Award ($)	Award attributed to Company Performance ($)	Award attributed to Individual Performance ($)	Total Annual Cash Incentive Award ($)	% of Target Award Earned	Amount of Total Incentive Subject to Deferral ($)
Martin K. Birmingham	169,343	98,277	32,759	131,036	77%	—
Kevin B. Klotzbach	78,016	41,800	18,564	60,364	77%	—
Richard J. Harrison	110,000	63,834	21,279	85,113	77%	—
Kenneth V. Winn	80,000	46,425	14,237	60,662	76%	—
Jeffrey P. Kenefick	66,947	30,114	20,816	50,930	76%	15,279

Long-Term Equity-Based Incentive Plan

Our shareholder–approved long-term equity incentive plan, which includes our named executive officers, executive management and select senior vice presidents, is designed to focus executives on both long-term shareholder return and key financial performance in the year of grant. The 2013 awards were granted in the form of performance-based restricted shares. No stock options were granted in 2013. The MD&C Committee approves plan participants and the basic plan design each year.

In 2013, the MD&C Committee made an important change to the performance goals in the long-term equity incentive plan to more strongly align executives with the long-term interests of our shareholders. The MD&C Committee added the performance measure of 3-year relative Total Shareholder Return (TSR) compared to the grant year compensation peer group. Relative total shareholder return is a metric that measures the overall return to our shareholders through both the price of our common stock and dividends, compared to the stock price and dividend returns of our compensation peer group over the 3-year measurement period. At the same time, we removed the efficiency ratio and net charge-off performance goals for 2013 as we believe the combination of the EPS and 3-year total shareholder return goals create strong performance-based criteria for executives that is in the interest of shareholders. For this reason we believe it is appropriate to include EPS as a measure under both annual and long-term plans.

Coincident with the change in the performance goals, the MD&C Committee also reviewed a peer group competitive analysis by McLagan on the value of equity grants for executive officers. The analysis indicated that our target and threshold grant values as a percent of salary were slightly lower than the median but within the market competitive range as compared to the peer group. However, our maximum incentive opportunity was well below the peer competitive maximum opportunity of 150%-200% of target. Based on this analysis, the MD&C Committee adjusted the maximum incentive opportunity to within the market competitive range calculating the maximum at 150% of the target opportunity. The incentive opportunities for named executive officers are shown under “Structure of Awards” below.

Structure of Awards

For named executive officers, the value of the number of shares in the restricted share grant is calculated as a percentage of base salary. The applicable percentages of salary for 2013 and 2014 used to value equity awards follows:

	Grant Date Value of Restricted Shares as a % of Base Salary
	2013			2014
Position	Threshold	Target	Maximum	Threshold	Target	Maximum
Chief Executive Officer	n/a	n/a	n/a	12.5%	25%	37.5%
All Other Named Executive Officers(1)	10%	20%	30%	10%	20%	30%

(1)	Mr. Kenefick was not an executive at the time of the 2013 grant and received a recognition grant of performance-based restricted shares with a value of 8% of his base salary. This grant has the same performance criteria described below.

For the 2013 awards, restricted shares were granted at the beginning of the year at the maximum performance level for each named executive officer subject to reduction based on the terms of the awards. The awards have the following terms:

•	Earned shares become vested at the end of the 3-year measurement period if the executive remains an active employee and meets the prerequisite performance criteria described below;

•	Restricted shares become earned when they satisfy the performance goals during the applicable performance period; shares that are not earned are forfeited;

•	No dividends are paid on unvested shares; and

•	A pro-rata amount of earned shares are distributed upon a termination due to death or disability; upon retirement, a pro-rata amount of earned shares are vested at the end of the measurement period. Any other termination results in forfeiting all unvested shares.

Performance Criteria for the 2013 Awards

Consistent with our annual incentive plan, the plan has two prerequisite performance criteria. Named executive officers will forfeit earned restricted shares if we fail to achieve at the end of each year during the performance period a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning performance period. We met this goal for the first year of the performance period. In addition, each named executive officer must receive a performance review rating of satisfactory or better for shares to become earned. Each named executive officer met this requirement for the one-year EPS performance period.

The following table summarizes the specific performance goals of our long-term incentive plan awards for 2013 as well as the 2013 actual results, as adjusted.

Performance Measure			% Of Award Subject to Performance Goal	2013 Performance Goals			2013 Actual Performance, as Adjusted(1)
	Measurement Period	Performance Period		Threshold	Target	Max
Earnings per share	01/01/13 – 12/31/15	01/01/13 – 12/31/13	50%	$1.67	$1.85	$2.22	$1.75
3-Year Relative TSR(2)	01/01/13 – 12/31/15	01/01/13 – 12/31/15	50%	40th percentile	50th percentile	80th percentile	N/A

(1)	“2013 Actual Performance, as adjusted” EPS reflects certain adjustments that the MD&C Committee deemed necessary to reflect the financial impact of certain transactions that were not accounted for when the financial goals and objectives were set at the beginning of the year. The adjustments impacted the calculation favorably, but did not change the EPS result. For a reconciliation of adjusted EPS to actual EPS, please see Appendix A to this proxy statement.
(2)	If our absolute TSR (the overall return of our stock, including dividends) is less than 0% for the performance period, the number of shares earned will not exceed target.

The following table includes the details of the restricted share grant made to named executive officers in February 2013 and the shares earned based on the results of the 2013 performance period on the 50% of the shares under the award that were subject to the one-year EPS performance goal. The shares earned based on EPS performance remain subject to the continued employment and prerequisite performance criteria described above.

					2013 Performance Period
Executive Name	Target Incentive Award (#)	Target Value on Date of Grant ($)	Award Granted at Maximum (#)	Maximum Value on Date of Grant ($)	Shares Subject to 2013 EPS Goal (50%)	2013 EPS Performance as a % of target	Restricted Shares Earned Subject to Vesting	Restricted Shares Not Earned	Shares Subject to 3-Yr. Relative TSR (50%)
Martin K. Birmingham	2,713	54,450	4,110	82,488	2,055	78%	986	1,069	2,055
Kevin B. Klotzbach	1,735	34,821	2,629	52,764	1,315	78%	631	684	1,315
Richard J. Harrison	2,713	54,450	4,110	82,488	2,055	78%	986	1,069	2,055
Kenneth V. Winn	1,973	39,598	2,989	59,989	1,495	78%	717	778	1,495
Jeffrey P. Kenefick	462	9,272	700	14.049	350	78%	168	182	350
Karl Krebs(1)	2,174	43,632	3,294	66,111	—	—	—	—	—

(1)	Mr. Krebs forfeited his 2013 award of restricted shares due to his resignation of employment on April 15, 2013.

Additional Compensation Considerations

Stock Ownership Requirements

Our stock ownership requirements align the interests of our executive officers and directors with the interests of our shareholders and further promote our commitment to sound corporate governance. Shares that count toward satisfaction of the stock ownership requirements include: shares owned outright by such person or his or her immediate family members residing in the same household, 401(k) funds invested in shares of our stock, shares acquired upon stock option exercises, shares held in trust for the benefit of such person and shares of unvested restricted stock.

Executive officer and director stock ownership guidelines have been adopted as follows:

Position	Required Ownership
CEO	2x annual base salary
Executive Officers	1x annual base salary
Non-employee Directors	Shares with a value at least equal to $100,000

All covered executive officers and directors are required to achieve their stock ownership requirement within five years from their attaining their most recent executive position or from their election as director and must retain at least 75% of shares issued through the Company’s Management and Directors’ Stock Incentive Plans until the threshold holding requirement is met. Once achieved, ownership of the required amount must be maintained for as long as the individual holds an executive officer position or serves as a director. All members of our Board of Directors have met their stock ownership requirement. Messrs. Birmingham, Klotzbach, Harrison and Winn have met their respective requirement. Because Mr. Kenefick first became subject to our stock ownership requirements in 2013, he has until 2018 to attain his stock ownership requirement and the MD&C Committee is confident he will meet the requirement within that period.

Clawback Provision

All of our executive incentive compensation plan documents and award agreements incorporate a clawback provision which states that if the MD&C Committee determines that a covered individual received a payment, bonus, retention award, or incentive compensation award that was determined using materially inaccurate criteria, then the amount that was paid as a result of the materially inaccurate criteria shall be repaid to us by the employee. No clawback action has been required.

Policy Regarding Derivatives, Pledging and Hedging

Our Board of Directors has adopted a policy that prohibits all executive officers, including our named executive officers, and members of our Board of Directors from pledging shares on margin, trading in derivative securities of the Company’s common stock, or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan, which we refer to as the 401(k) Plan, which is available to all eligible employees. We match 100% of employee deferrals up to 3% of eligible salary, plus 50% of deferral amounts in excess of 3% up to 6% of eligible salary. Participants may elect up to 100% of their account balance to be invested in our common stock under the 401(k) Plan. In addition, the 401(k) Plan provides for catch-up contributions for eligible employees. We do not match catch-up contributions. Mr. Benjamin was never a participant in this plan; Mr. Krebs was a participant until his resignation in April 2013. All other named executive officers participate in the 401(k) Plan. Our matching contributions to our named executive officers are included in the “Other Compensation” column in the Summary Compensation Table.

Pension Plan

We maintain a Defined Benefit Pension Plan in which each of our named executive officers, except for Mr. Benjamin, participates. The plan was closed to new participants as of December 31, 2006. Because Mr. Krebs had previously worked for us, his prior years’ service allowed him to participate in the plan effective with his re-hire date. For additional information refer to the Pension Benefits Table.

Other Benefits

Eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical (including a high deductible health plan), dental, vision coverage, disability and life insurance.

Perquisites and Other Personal Benefits

We provide our named executive officers with limited perquisites that the MD&C Committee believes are reasonable and consistent with our overall compensation program, and allow our named executive officers to more effectively discharge their responsibilities to us. Each of our named executive officers is provided use of a company-owned vehicle. We have fifty retail and commercial banking offices located in a 10,000 square mile footprint throughout western and central New York. We believe the regular presence of our named executive officers in the markets we serve is best accomplished by providing them with the use of a company-owned vehicle. We also reimburse Messrs. Birmingham, Klotzbach, Harrison and Kenefick for membership costs for various clubs and organizations. The MD&C Committee believes such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our named executive officers for personal use of a company-owned vehicle and membership reimbursements are included in the “Other Compensation” column in the Summary Compensation Table.

Service of Mr. Benjamin as Interim CEO

Our Board of Directors appointed Mr. Benjamin as Interim CEO in August 2012 and he served in such capacity until March 1, 2013, when Mr. Birmingham began serving as our President and CEO. In connection with his appointment, the MD&C Committee agreed to pay Mr. Benjamin at an annualized salary rate of $300,000 as compensation for his service as our Interim CEO. Mr. Benjamin did not participate in our annual cash incentive plan or our long-term incentive plan and did not receive any other compensation benefits from us due to the interim nature of his appointment. Mr. Benjamin continued to receive director fees he would otherwise be entitled to receive for his service as a member of the Board of Directors and Chairman of the Board. Compensation for services provided during 2013 by Mr. Benjamin as the Company’s Interim President and CEO as well as fees received by Mr. Benjamin for his service as the Chairman of the Board of Directors are provided in the Summary Compensation Table on page 36.

Resignation of Mr. Krebs

Mr. Krebs resigned as our CFO in April 2013. In connection with Mr. Krebs’ resignation, the Company and Mr. Krebs entered into a separation and release agreement dated September 10, 2013. Under the terms of the separation agreement, Mr. Krebs provided a general release of claims in favor of the Company and its affiliates and agreed to be bound by six-month non-competition and non-solicitation restrictions. The separation agreement also prohibits Mr. Krebs from using, commercializing or disclosing Five Star Bank’s confidential information, except to such individuals as approved by the Company or as otherwise required by law.

Pursuant to the separation agreement, Mr. Krebs received a lump-sum payment of $175,000 and will receive an additional $350,000 paid in 52 equal bi-weekly installments, less required payroll deductions and withholdings. These amounts are included in the Summary Compensation Table on page 36.

Agreements with Named Executive Officers

During 2013, the MD&C Committee approved an amended and restated executive agreement with Mr. Birmingham and new executive agreements with Messrs. Harrison and Klotzbach (collectively, the “Agreements”). An existing agreement was maintained with Mr. Winn.

The Agreements provide for change-in-control severance benefits and also contain provisions for the protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. The banking industry remains in a period of consolidation that we expect will continue for the foreseeable future and we consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competition. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

Accordingly, the Agreements provide for the continuation of compensation in the event of certain terminations within a specified period following a change-in-control for Messrs. Birmingham, Harrison, Klotzbach and Winn. The Agreements use a “double trigger,” meaning that acceleration of vesting and severance payments requires both the change-in-control event and a qualifying termination of employment, consisting of the executive’s involuntary termination without cause or voluntary termination for good reason within 12 months following a change-in-control transaction.

In the event of a qualifying termination (involuntary termination without cause or voluntary termination for good reason) within the 12-month period following a change-in-control, the executive will receive an amount equal to two times the sum of his base salary (three times the sum of his base salary for Mr. Birmingham) for the calendar year ending just before the date on which the change-in-control occurred plus the average of the executive’s annual incentive compensation for the three calendar years ending before the date on which the change-in-control occurred. Such amount will be paid in equal installments following the executive’s termination date for the continuation period. The agreement with Mr. Birmingham was amended to provide a continuation period of 3 years. The agreements with Messrs. Klotzbach, Harrison and Winn provide a continuation period of 2 years. We will also continue to pay for health and dental coverage, for up to 18 months, for each executive and his covered dependents. In addition, all restricted stock awards, stock options and other rights that the Executive may hold to purchase or otherwise acquire shares of our common stock will immediately become fully vested at the maximum level and, in the case of stock options, exercisable in full for the total number of shares that are or might become purchasable thereunder.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code.

In the event of termination due to a change-in-control, the non-competition and non-solicitation provisions of the Agreements are effective during the period the Executive is receiving any compensation or benefits from the Company under the Agreement. If the executive terminates and is not entitled to compensation under the agreement, the non-competition and non-solicitation provisions of the Agreements are effective for six months following the executive’s termination of employment. If the executive’s employment terminates with eligibility for compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the Agreement will be effective for the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from the Company; or (ii) the six-months following the executive’s termination of employment. Further information regarding the benefits under the Executive Agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 41.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance its objective of ensuring an effective compensation package for our named executive officers with the need to maximize the immediate deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Our 2009 Management Stock Incentive Plan is structured to allow us, but not require us, to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally provides that we may not deduct compensation that is paid to certain individuals each year of more than $1,000,000 per individual, unless an exception applies. Compensation pursuant to stock options and other performance-based compensation may be exempted from the limitations imposed under Section 162(m) if certain requirements are met. The MD&C Committee believes that shareholders’ interests are best served if our discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Accordingly, the MD&C Committee may grant awards and enter into agreements under which the related compensation is not fully deductible under Section 162(m) if the MD&C Committee determines such arrangements are in the best interests of our shareholders.

Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options and restricted stock

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Robert N. Latella, Chairman

Samuel M. Gullo

Susan R. Holliday

Erland E. Kailbourne

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information concerning the compensation earned by our named executive officers for each of the fiscal years ended December 31, 2013, 2012, and 2011 in which they were a named executive officer.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Martin K. Birmingham	2013	335,865	43,537	131,036	—	29,250	539,688
President & Chief Executive Officer	2012	241,066	75,244	152,073	41,409	28,027	537,819
	2011	222,424	87,666	90,993	44,561	25,300	470,944
Kevin B. Klotzbach	2013	199,407	27,852	60,364	27,646	25,330	340,599
EVP, Chief Financial Officer & Treasurer
Richard J. Harrison	2013	275,000	43,537	85,113	17,262	28,467	449,379
EVP & Chief Operating Officer	2012	247,840	78,209	154,356	57,996	26,984	565,385
	2011	222,670	85,815	93,708	76,416	27,158	505,767
Kenneth V. Winn	2013	200,000	31,665	70,209	21,963	15,719	339,556
EVP & Chief Risk Officer
Jeffrey P. Kenefick	2013	191,668	7,415	54,156	—	23,321	276,560
EVP, Commercial Executive & Regional President
John E. Benjamin(5)	2013	175,664	52,813	—	—	10,679	239,156
Former Interim Chief Executive Officer	2012	202,090	50,053	—	—	7,304	259,447
Karl F. Krebs(6)	2013	80,398	34,893	—	—	548,713	664,004
EVP & Chief Financial Officer	2012	214,860	71,893	120,526	44,788	30,476	482,543
	2011	207,710	69,666	86,749	43,543	28,426	436,094

(1)	The amounts reported in this column, other than the amount reported for Mr. Benjamin, represent the aggregate grant date fair value of restricted stock awards subject to time-based vesting and restricted stock awards subject to both time-based and performance-based vesting (“performance-based RSAs”) calculated in accordance with FASB ASC 718. The performance-based RSAs are valued at target (as this was estimated to be the probable outcome of the performance conditions) in the table above. The grant date value of the 2013 performance-based RSAs, assuming the highest level of performance, would be $65,966 for Mr. Birmingham, $42,199 for Mr. Klotzbach, $65,966 for Mr. Harrison, $47,977 for Mr. Winn, and $11,235 for Mr. Kenefick. The amount reported for Mr. Benjamin includes $17,829, representing the grant date fair value of the 900 shares of restricted stock granted to Mr. Benjamin under the 2009 Directors Stock Incentive Plan, and $34,984, representing the portion of his annual Director’s retainer paid in common stock, determined by dividing the applicable portion of his annual retainer by the closing price of our common stock on the date of grant, which was $19.81. For a discussion of valuation assumptions for these awards, refer to Note 14 – Share-Based Compensation to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	As described under the caption “Performance Criteria for the 2013 Award” in the “Compensation Discussion and Analysis” beginning on page 20, Mr. Kenefick had 30% of his non-equity incentive plan award for 2013 deferred until the end of 2015 and such award is subject to forfeiture if Mr. Kenefick is no longer employed by us before the end of the deferral period or if our net charge-off ratio is greater than one percent at the end of the deferral period. The deferred portion of Mr. Kenefick’s 2013 non-equity incentive plan award is not reported in this column. The amounts in this column for Messrs. Kenefick and Winn include $18,505 and $9,547 respectively, of their 2011 non-equity incentive plan award, which was deferred and paid in 2013 upon satisfaction of the net charge-off ratio metric.
(3)	The value represents the aggregate change in actuarial present value of each named executive officer’s accumulated defined benefit pension. Where the disclosed value is $0, the actuarial present value reduced on a year over year basis. This resulted in a decrease of $7,836 for Mr. Birmingham, $3,484 for Mr. Kenefick and $4,694 for Mr. Krebs. Mr. Benjamin was never a participant in this plan.
(4)	Amounts reported in this column for 2013 are itemized in the table below captioned “All Other Compensation”.
(5)	The amount reported as salary in 2013 for Mr. Benjamin includes $95,266 representing fees earned or paid in cash to Mr. Benjamin for his service as the Chairman of the Board of Directors and $80,398 as compensation for services provided as the Company’s Interim CEO from January 1, 2013 through February 28, 2013.
(6)	Mr. Krebs resigned on April 15, 2013.

All Other Compensation

The following table sets forth details of “All Other Compensation”, as presented above in the Summary Compensation Table for 2013.

Executive Name	Use of Company Vehicle ($)	Club Memberships ($)	401(k) Matching Contribution ($)	Separation Compensation ($)(1)	Other ($)(2)	Total ($)
Martin K. Birmingham	3,667	13,658	11,475	—	450	29,250
Kevin B. Klotzbach	7,145	4,730	11,475	—	1,980	25,330
Richard J. Harrison	3,948	9,234	11,475	—	3,810	28,467
Kenneth V. Winn	3,389	—	11,040	—	1,290	15,719
Jeffrey P. Kenefick	2,051	10,923	9,897	—	450	23,321
John E. Benjamin	7,200	—	—	—	3,479	10,679
Karl F. Krebs	3,830	10,245	9,042	525,000	596	548,713

(1)	As described under the caption “Retirement of Mr. Krebs” in the “Compensation Discussion and Analysis” beginning on page 20, in connection with Mr. Krebs’ resignation, the Company and Mr. Krebs entered into a separation and release agreement dated September 10, 2013. Pursuant to the separation agreement, Mr. Krebs received a lump-sum payment of $175,000 and is receiving an additional $350,000 paid in 52 equal bi-weekly installments, less required payroll deductions and withholdings.
(2)	This column discloses the taxable portion of group term life insurance for Messrs. Birmingham, Klotzbach, Harrison Winn, Kenefick and Krebs. For Mr. Benjamin, the reported amount is reimbursement for vehicle related expenses.

2013 Grants of Plan-Based Awards

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2013 to each of our named executive officers.

		Estimated potential payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other Stock awards (#)		Grant date fair value of stock awards(3) ($)
Executive Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K.		84,672	169,343	268,685
Birmingham	02/13/13				1,356	2,713	4,110	—		51,937
Kevin B.		39,008	78,016	114,033
Klotzbach	02/13/13				867	1,735	2,629	—		33,228
Richard J.		55,000	110,000	165,000
Harrison	02/13/13				1,356	2,713	4,110	—		51,937
Kenneth V.		40,000	80,000	120,000
Winn	02/13/13				986	1,973	2,989	—		37,782
Jeffrey P.		33,474	66,947	92,896
Kenefick	02/13/13				231	462	700	—		8,847
John E.
Benjamin	05/07/13							900	(4)	17,829
Karl F.		44,075	88,150	132,225
Krebs	02/13/13				1,087	2,174	3,294	—		41,630

(1)	These columns show the amount payable to our named executive officers under our 2013 annual cash incentive plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the CD&A under the caption “Annual Cash Incentive Plan”.
(2)	These columns show the potential number of shares to be paid out for our named executive officers under our 2013 long-term equity incentive plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the CD&A under the caption “Long-Term Equity-Based Incentive Plan”.
(3)	This column includes the full grant date fair value of stock awards calculated in accordance with FASB ASC 718. For equity awards that are subject to performance conditions, the value reported is based on the target award amount listed in this table, as this amount was estimated to be the probable outcome of the performance conditions associated with these grants determined as of the grant date, excluding the effect of estimated forfeitures. See footnote 1 to the “Summary Compensation Table” for more information regarding the grant date fair value for these awards at the maximum payout levels.
(4)	This represents Mr. Benjamin’s annual grant under the 2009 Directors Stock Incentive Plan for his service as a director.

For additional information regarding our annual cash incentive plan and our long-term equity incentive plan, please see the discussions under “Annual Cash Incentive Plan” and “Long-Term Equity-Based Incentive Plan” in the CD&A.

Outstanding Equity Awards at December 31, 2013

	Option awards			Stock awards
Executive Name	Number of securities underlying unexercised options Exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Martin K. Birmingham	4,596	20.39	03/16/15	8,787	(1)	217,127	4,110	(7)	101,558
	1,650	19.75	07/26/16
	1,500	19.41	07/25/17
Kevin B. Klotzbach	1,157	23.80	02/04/14	798	(2)	19,719	2,629	(7)	64,963
	1,707	21.05	02/23/15
	846	21.05	02/23/15
	1,650	19.75	07/26/16
	1,500	19.41	07/25/17
Richard J. Harrison	1,345	23.80	02/04/14	3,239	(3)	80,036	4,110	(7)	101,558
	1,773	21.05	02/23/15
	1,650	19.75	07/26/16
	1,500	19.41	07/25/17
Kenneth V. Winn	1,200	19.75	07/26/16	873	(4)	21,572	2,989	(7)	73,858
	1,200	19.41	07/25/17
	1,600	15.85	07/07/18
Jeffrey P. Kenefick	2,500	19.75	07/26/16	873	(4)	21,572	700	(7)	17,297
	2,500	19.41	07/25/17
John E. Benjamin	200	23.80	02/04/14	450	(5)	11,120	—		—
	1,000	23.33	05/05/14
	200	21.05	02/23/15
	1,000	18.29	05/04/15
	2,000	19.70	05/03/16
	2,000	19.73	05/02/17
	2,000	19.00	05/05/18

(1)	1,741 awards vest on February 15, 2014; 2,500 awards vest on February 23, 2014; 1,445 awards vest on February 18, 2014; and 3,101 awards vest in equal parts on February 15, 2014 and February 15, 2015.
(2)	125 awards vest on February 18, 2014 and 673 awards vest in equal parts on February 15, 2014 and February 15, 2015.
(3)	1,792 awards vest on February 15, 2014 and 1,447 awards vest in equal parts on February 15, 2014 and February 15, 2015.
(4)	200 awards vest on February 18, 2014 and 673 awards vest in equal parts on February 15, 2014 and February 15, 2015.
(5)	Awards vest on May 6, 2014.
(6)	Market values calculated using $24.71 per share, which was the closing market price of our common stock on December 31, 2013.
(7)	Represents the maximum number of shares subject to the performance-based restricted stock awards granted on February 13, 2013 which are subject to the achievement of certain performance objectives. On January 22, 2014, the actual overall performance with respect to the EPS performance measure, of which 50% of the shares awarded are subject, was determined by the MD&C Committee to be achieved at a level of 48%. Of the restricted stock awards reported for Messrs. Birmingham, Klotzbach, Harrison, Winn and Kenefick, 986, 631, 986, 717 and 168, respectively, will vest on December 31, 2015, subject to the recipient’s continued employment with the Company and 2,055, 1,315, 2,055, 1,498 and 350, respectively, will vest on December 31, 2015, subject to the TSR performance measure and recipient’s continued employment with the Company. The remaining restricted stock awards for each of the named executive officers were cancelled.

Stock Vested in 2013

Shares of restricted stock held by our named executive officers that vested in 2013 are shown in the table below. No stock options were exercised by our named executive officers in 2013.

	Stock Awards
Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Martin K. Birmingham	5,101	102,704
Kevin B. Klotzbach	125	2,528
Richard J. Harrison	8,193	165,236
Kenneth V. Winn	500	10,044
Jeffrey P. Kenefick	650	13,044
John E. Benjamin	900	17,762
Karl F. Krebs	4,013	80,759

(1)	The amounts shown are calculated based on the closing market price of our common stock on the date of vesting, multiplied by the number of vested shares.

Pension Benefits

The following Pension Benefits table provides information regarding the present value of the accumulated benefit and years of credited service for our named executive officers under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”). Mr. Benjamin is not listed because he was never a participant the New York Bankers Retirement Plan. The present value of accumulated benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2013. None of the named executive officers received pension payments during 2013.

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)
Martin K. Birmingham	New York Bankers Retirement Plan	7.8	135,057
Kevin B. Klotzbach	New York Bankers Retirement Plan	11.3	441,375
Richard J. Harrison	New York Bankers Retirement Plan	9.4	354,272
Kenneth V. Winn	New York Bankers Retirement Plan	8.2	152,233
Jeffrey P. Kenefick	New York Bankers Retirement Plan	6.8	116,674

(1)	The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under GAAP. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 17 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

We maintain a defined benefit pension plan in which each of our named executive officers, except for Mr. Benjamin, participates. The plan was closed to new participants as of December 31, 2006.

Benefits under the defined benefit pension plan are based on years of service and the named executive officer’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages, and other compensation as reported on the named executive officer’s form W-2. Normal retirement age for named executive officers who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any named executive officer who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit

For benefit service accrued prior to January 1, 2004:

•	1.75 % of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004:

•	1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 provided that such service shall not exceed the difference between (i) 35 and (ii) the participant’s years of benefit earned prior to January 1, 2004 (up to 35); plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service up to 35 years.

The normal benefit form is payable as a single life pension with sixty payments guaranteed. There are a number of optional forms of benefit available to participants, all of which are adjusted actuarially.

Early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a participant’s enrollment and vesting in the plan as of January 1, 2004. Mr. Harrison is eligible for retirement. Messrs. Klotzbach and Winn are eligible for early retirement

Potential Payments Upon Terminations of Employment or Change in Control

As discussed under “Agreements with Named Executive Officers,” on page 34, we have entered into executive agreements (“the agreements”), which include change of control provisions, with Messrs. Birmingham, Klotzbach, Harrison and Winn. The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within a year, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.	any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Act”)), other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of FII securities possessing twenty percent (20%) or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.	any consolidation, share exchange or merger of FII in which FII is not the continuing or surviving corporation or pursuant to which any shares of FII’s common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.	“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least three quarters of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 12 months following a change in control: (i)) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of the company and not compete with the company during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period
Martin K. Birmingham	Three	36 months
Kevin B. Klotzbach	Two	24 months
Richard J. Harrison	Two	24 months
Kenneth V. Winn	Two	24 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options and restricted stock; and (3) payment of the cost to continue medical and dental benefits for a period not to exceed 18 months.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 280G of the Internal Revenue Code. In the event the calculated payment exceeds the 280G limit, the benefits will be reduced to an amount below the limit.

Under the 2009 Management Stock Incentive Plan, upon death, disability or retirement, the plan provides for: (1) forfeiture of all restricted stock that is subject solely to the passage of time; and (2) the vesting of a pro rata portion of all restricted stock whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

The following table includes the amount of compensation payable to each of the named executive officers upon a termination of employment under certain circumstances on December 31, 2013.

Executive Name	Benefit	Resignation ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(5)	Death, Disability or a Change in Control ($)
Martin K. Birmingham	Pay Continuation	—	1,382,187	—
	Equity award vesting(1)	—	318,685	318,685
	Health Benefits Continuation	—	18,500	—

	Total	—	1,719,372	318,685

Kevin B. Klotzbach	Pay Continuation	—	527,004	—
	Equity award vesting(1)	—	84,681	84,681
	Health Benefits Continuation	—	23,770	—

	Total	—	635,455	84,681

Richard J. Harrison	Pay Continuation	—	772,118	—
	Equity award vesting(1)	—	181,594	181,594
	Health Benefits Continuation	—	23,770	—

	Total	—	977,482	181,594

Kenneth V. Winn	Pay Continuation	—	464,094	—
	Equity award vesting(1)	—	95,430	95,430
	Health Benefits Continuation	—	23,770	—

	Total	—	583,294	95,430

Jeffrey P. Kenefick(2)	Equity award vesting(1)	—	—	38,869
John E. Benjamin(3)	Equity award vesting(1)	—	—	11,120
Karl F. Krebs	Pay Continuation(4)	525,000

(1)	The figures shown reflect the value of those restricted stock awards that would accelerate, calculated using a price per share of $24.71 which was the closing sales price for a share of our common stock on December 31, 2013. The executive agreements with Messrs. Birmingham, Klotzbach and Harrison also provide acceleration of stock options that otherwise were not vested. None of the named executive officers had unvested stock options as of December 31, 2013.
(2)	The amount reported for Mr. Kenefick is the value of restricted stock vesting provided under the 2009 Management Stock Incentive Plan as he is not covered by an Executive Agreement.
(3)	The amount reported for Mr. Benjamin is the value of restricted stock vesting provided under the 2009 Director Stock Incentive Plan as he was never covered by an Executive Agreement. At the time Mr. Benjamin’s tenure as interim Chief Executive Officer concluded on February 28, 2013, no resignation or other termination of employment payment or benefits were provided.
(4)	As described in “Retirement of Mr. Krebs” in the “Compensation Discussion and Analysis” beginning on page 20, in connection with Mr. Krebs’ resignation, the Company and Mr. Krebs entered into a separation and release agreement dated September 10, 2013. Pursuant to the separation agreement, Mr. Krebs received a lump-sum payment of $175,000 and is receiving an additional $350,000 paid in 52 equal bi-weekly installments, less required payroll deductions and withholdings.
(5)	The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 280G of the Internal Revenue Code. In the event the calculated payment exceeds the 280G limit, the benefits will be reduced to an amount below the limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Peter G. Humphrey and James H. Wyckoff are first cousins. Mr. Humphrey and Mr. Wyckoff are members of our Board of Directors.

Our Related Party Transaction Policy provides for the oversight of related party transactions by our Chief Risk Officer. Pursuant to such policy, our Chief Risk Officer is notified whenever a potential related party transaction is being contemplated. Our Chief Risk Officer refers any potential transactions, with appropriate supporting detail, to the Audit Committee of our Board of Directors. The Audit Committee determines whether the transaction is a related party transaction as such term is defined under Item 404(a) of Regulation S-K. If the Audit Committee determines that the potential transaction would be a related party transaction, then the Audit Committee determines whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers all factors that it deems appropriate and then decides whether to approve the transaction using its business judgment.

During 2013, neither we nor any of our subsidiaries was a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

•	Compensation arrangements described within this document; and

•	The transactions described below.

During 2013, our directors, and executive officers and their affiliates were customers of and had loans and/or other transactions with us and/or our subsidiaries. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us, and did not involve more than the normal risk of collectability or present other unfavorable features.

Loans to directors, executive officers and substantial shareholders are subject to limitations contained in the Federal Reserve Act, which requires that such loans satisfy certain criteria. Presently we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December  31, 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Development and Compensation Committee (“MD&C Committee”) consists of Messrs. Latella, Gullo and Kailbourne and Ms. Holliday. We have no MD&C Committee interlock. Each of our MD&C Committee members is an independent, outside director. None of our MD&C Committee members is a current or former officer or employee of the Company. None of the members of the MD&C Committee has served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On August 31, 2013, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total cost of $ 241,968 in premiums including broker of record commissions. The primary liability policy is carried with OneBeacon Atlantic Specialty Insurance Company and the excess policies are carried with CNA Continental Casualty Company, Travelers St. Paul Fire and AIG Illinois National Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. Messrs. Anderson and Dambra were involved with the insurance renewal process.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY RECEIVE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE CORPORATE SECRETARY, FINANCIAL INSTITUTIONS, INC., 220 LIBERTY STREET, WARSAW, NEW YORK 14569. SHAREHOLDERS MAY ALSO VIEW THE ANNUAL REPORT ON FORM 10-K AT OUR WEBSITE (www.fiiwarsaw.com), UNDER THE INVESTOR RELATIONS TAB.

APPENDIX A

Supplemental Information Regarding and Reconciliation of Non-GAAP Financial Measures

The Compensation Discussion and Analysis (“CD&A”) beginning on page 20 of this proxy statement contains two non-GAAP financial measures – adjusted earnings per share (EPS) and adjusted efficiency ratio. The table on page A-2 of this proxy statement reconciles the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to the non-GAAP financial measures in the CD&A.

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We have excluded the following items from our non-GAAP adjusted efficiency ratio:

•	CFO severance in excess of standard

•	Exceptional governance expenses associated with the CEO and CFO transitions

We have also excluded the following items from non-GAAP adjusted diluted EPS:

•	CFO severance in excess of standard

•	Exceptional governance expenses associated with the CEO and CFO transitions

•	Unplanned gains from investment security transactions

•	Income tax effects of excluded items

We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

A-1

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share data)

Efficiency ratio:		Year ended December 31, 2013
Noninterest expense		$69,441
Other real estate owned expense		(137)
Amortization of intangible assets		(386)

Noninterest expense for efficiency ratio	A	$68,918
CFO severance in excess of standard and exceptional governance expenses associated with CEO and CFO transitions		(1,000)

Adjusted noninterest expense for efficiency ratio (non-GAAP)	B	$67,918

Net interest income on a taxable equivalent basis		$94,244
Noninterest income		24,833
Net gain from investment security transactions		(1,226)

Net revenue for efficiency ratio	C	$117,851

Efficiency ratio	A/C	58.48%
Adjusted efficiency ratio (non-GAAP)	B/C	57.63%

Diluted EPS:
Net income available to common shareholders	D	$24,064
CFO severance in excess of standard and exceptional governance expenses associated with CEO and CFO transitions		1,000
Unplanned gains from investment security transactions		(926)
Income tax effect of non-GAAP adjustments (1)		(26)

Adjusted net income available to common shareholders for EPS	E	$24,112

Shares used in diluted per share calculations	F	13,784
Diluted EPS	D/F	$1.75
Adjusted diluted EPS	E/F	$1.75

(1)	Tax effect is calculated assuming a 35% effective tax rate.

A-2

FINANCIAL INSTITUTIONS, INC.

ANNUAL MEETING OF SHAREHOLDERS May 7, 2014

The undersigned hereby appoints Kevin B. Klotzbach and Sonia M. Dumbleton, or either of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on May 7, 2014 and at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.

(Continued and to be signed on the other side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FINANCIAL INSTITUTIONS, INC.

May 7, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report

are available at asm.fiiwarsaw.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

	20530300000000000000 1			050714

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FIVE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2

AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O John E. Benjamin
O Martin K. Birmingham
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Andrew W. Dorn, Jr. O Susan R. Holliday O Robert M. Glaser		3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			4. In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

FINANCIAL INSTITUTIONS, INC.

May 7, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on May 5, 2014.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and annual report are available at asm.fiiwarsaw.com
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

	20530300000000000000 1			050714

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FIVE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2

AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O John E. Benjamin
O Martin K. Birmingham
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Andrew W. Dorn, Jr. O Susan R. Holliday O Robert M. Glaser		3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			4. In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting.
INSTRUCTIONS: Towithhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

*** YOUR PROXY VOTE IS IMPORTANT ***

No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting.

It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.